UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2011
REAL MEX RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116310	13-4012902

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Katella Avenue, Suite 100 Cypress, CA	90630

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (562)-346-1200
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
As previously reported, on October 4, 2011, Real Mex Restaurants, Inc. (the “Company”), all of its subsidiaries (the “Subsidiaries”) and RM Holding Corp. (“Holdings” and together with the Company and the Subsidiaries, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), case number 11-13122.
In connection with the Bankruptcy Filing, on October 6, 2011, the Debtors entered into a Senior Secured Priming and Superpriority Debtor-In-Possession Credit Agreement (the “DIP Credit Agreement”), by and among the Debtors and General Electric Capital Corporation, as administrative agent and agent (the “DIP Agent”), and the other financial institutions party thereto, as Lenders (together with the DIP Agent, the “DIP Secured Parties”).
The DIP Credit Agreement provides for senior secured priming and superpriority postpetition financing, which if approved on a final basis, will consist of (i) a letter of credit facility for up to $20,000,000 (the “LC Facility”), which LC Facility will include a roll-up of the prepetition letter of credit facility, and (ii) a revolving credit facility for up to $29,000,000 (the “Revolver Facility”), which Revolving Facility will include a roll-up of the prepetition revolving credit facility. The Debtors are authorized to borrow on an interim basis pursuant to the Bankruptcy Court’s interim order approving the DIP Financing (the “Interim Order”), up to $20,000,000 under the LC Facility and up to $5,000,000 under the Revolver Facility. The full availability and the roll-up under the DIP Facility is subject to, among other things, the Bankruptcy Court’s entry of a final order approving the DIP Facility (the “Final Order”).
The Debtor’s obligations under the DIP Credit Agreement and the other related loan documents are guaranteed unconditionally, jointly and severally, by Holdings. As security for the performance of the obligations of the Debtors under the DIP Credit Agreement and related loan documents, the DIP Agent, for the benefit of itself and the other DIP Secured Parties, have been granted a security interest in and lien on substantially all of the Debtors’ property, having the priority and subject to the terms and conditions set forth in the DIP Credit Agreement and the Interim Order.
The foregoing summary of the DIP Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the DIP Credit Agreement, which is attached hereto as Exhibit 10.1, and any Interim Order or Final Order entered by the Bankruptcy Court.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.03 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
10.1	Senior Secured Priming and Superpriority Debtor-In-Possession Credit Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.
Date: October 11, 2011	By:	/s/ Richard P. Dutkiewicz
Richard P. Dutkiewicz
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Senior Secured Priming and Superpriority Debtor-In-Possession Credit Agreement